Exhibit 4.5

FORM OF SERIES A RIGHTS CERTIFICATE

Control No.

[LOGO]

SERIES A RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF SERIES A LIBERTY VENTURES COMMON STOCK FOR HOLDERS OF RECORD OF SERIES A OR SERIES B LIBERTY INTERACTIVE COMMON STOCK AT 5:00 P.M., NEW YORK CITY TIME, ON [        ], 2012.  EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON [          ], 2012, UNLESS EXTENDED BY THE COMPANY.

As the registered owner of the Series A Rights Certificate below, you are entitled to subscribe for the number of shares of Series A Liberty Ventures common stock, par value $.01 per share (the “Series A Liberty Ventures Common Stock”), of Liberty Interactive Corporation, a Delaware corporation (the “Company”), shown below.  Each whole transferable subscription right (each a “Series A Right”) entitles the holder to subscribe for and purchase one share of Series A Liberty Ventures Common Stock (the “Basic Subscription Privilege”) at a subscription price per share equal to [          ] (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”).  If any shares of Series A Liberty Ventures Common Stock available for purchase in the Rights Offering are not purchased by the Rightsholders pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rightsholder fully exercising its Basic Subscription Privilege hereunder may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration (the “Oversubscription Privilege”) as described in the Registration Statement on Form S-4, as amended (the “Registration Statement”), dated [            ].

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE REGISTRATION STATEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE.  COPIES OF THE REGISTRATION STATEMENT ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, D.F. KING & CO., INC., AT 1-888-628-9011.

EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON [          ], 2012 UNLESS EXTENDED BY THE COMPANY

Control No.	Series A Rights Represented by this Series A Rights Certificate

CUSIP No. [ ]	Maximum Shares Available Pursuant to Basic Subscription Privilege

(Complete appropriate section on reverse side of this form.)

The Company is conducting a Rights Offering, which entitles holders of the Company’s Series A Liberty Interactive common stock, par value $.01 per share, and Series B Liberty Interactive common stock, par value $.01 per share, at 5:00 p.m. New York City time, on [          ], 2012 (the “Record Date”) who receive shares of Series A Liberty Ventures Common Stock and Series B Liberty Ventures Common Stock, respectively, in the Distribution (as such term is defined and described in more detail in the Registration Statement), to receive 1/3 of a Series A Right for each share of Series A Liberty Ventures Common Stock or Series B Liberty Ventures Common Stock received by them in the distribution. Each whole Series A Right entitles the holder thereof to subscribe for one share of Series A Liberty Ventures Common Stock pursuant to its Basic Subscription Privilege and, if its Basic Subscription Privilege is fully exercised, to subscribe for additional shares of Series A Liberty Ventures Common Stock pursuant to its Oversubscription Privilege.  If the aggregate Subscription Price delivered or transmitted by the Rightsholder with this Series A Rights Certificate exceeds the aggregate Subscription Price for all shares for which the Rightsholder would be entitled to subscribe pursuant to its Basic Subscription Privilege and no direction is given as to the excess, such Rightsholder will be deemed to have subscribed for a number of Excess Shares equal to the maximum whole number of Excess Shares that could be purchased with such excess Subscription Price. Shares of Series A Liberty Ventures Common Stock purchased pursuant to the Rights Offering will be issued by the Subscription Agent as soon as practicable following the Expiration Time.  No fractional Series A Rights or cash in lieu thereof will be issued or paid. Fractional Series A Rights will be rounded up to the nearest whole Series A Right. Set forth above is the number of Series A Rights evidenced by this Series A Rights Certificate that the Rightsholder is entitled to exercise pursuant to such Rightsholder’s Basic Subscription Privilege.

This Series A Rights Certificate is transferable, and may be combined or divided (but only into Series A Rights Certificates evidencing full rights) at the office of the Subscription Agent.  Rightsholders should be aware that if they choose to exercise, assign, transfer or sell only part of their Series A Rights, they may not receive a new Series A Rights Certificate in sufficient time to exercise, assign, transfer or sell the remaining Series A Rights evidenced thereby.

To subscribe for shares pursuant to your Basic Subscription Privilege please complete line “A”  and Section 1 below.

Example:         100 Series Rights = 100 shares of Series A Liberty Ventures Common Stock pursuant to Basic Subscription Privilege

        100           x         [         ]             =  [          ] payment

(No. of shares)    (Subscription Price)

To subscribe for shares pursuant to your Oversubscription Privilege, please complete line “B” and Section 1 below.

If you want the Subscription Agent to attempt to sell your unexercised Series A Rights, check box “D” below and complete Section 1.  If you want a new Series A Rights Certificate evidencing any unexercised Series A Rights delivered to you or to someone else, check box “E” below, and indicate the address to which the shares should be delivered in Section 1.  If you want some or all of your unexercised Series A Rights transferred to a designated transferee, or to a bank or broker to sell for you, check box “F” below and complete Section 2.

Payment of Shares:  Full payment for shares subscribed for pursuant to both your Basic Subscription Privilege and Oversubscription Privilege must accompany this Series A Rights Certificate or a notice of guaranteed delivery.  Please reference your Series A Rights Certificate Number on your check, bank draft, money order or notice of guaranteed delivery.

If the aggregate Subscription Price paid by a Rightsholder is insufficient to purchase the number of shares of Series A Liberty Ventures Common Stock that the holder indicates are being subscribed for, or if a Rightsholder does not specify the number of shares of Series A Liberty Ventures Common Stock to be purchased, or if the aggregate Subscription Price paid by a Rightsholder exceeds the amount necessary to purchase the number of shares of Series A Liberty Ventures Common Stock for which the Rightsholder has indicated an intention to subscribe, then the Rightsholder will be deemed to have exercised first its Basic Subscription Privilege and second its Oversubscription Privilege to purchase a number of shares of Series A Liberty Ventures Common Stock equal to the maximum whole number of shares that could be purchased with the payment tendered.

To:

BY FIRST CLASS MAIL:	BY OVERNIGHT DELIVERY:	BY HAND:

PLEASE FILL IN ALL APPLICABLE INFORMATION

A. Basic Subscription Privilege		x		=	$	D. Sell any unexercised Series A Rights ☐
(1 Series A Right = 1 Share)	(No. of Shares)		(Subscription Price)

B. Oversubscription Privilege [1]		x		=	$	E. Deliver a certificate representing unexercised Series A Rights to the address in Section 1 ☐
	(No. of Shares)		(Subscription Price)

C. Amount Enclosed	=	$	F. Transfer Series A Rights to the Transferee designated in Section 2 ☐

1 The Oversubscription Privilege may only be exercised if the Basic Subscription Privilege is fully exercised.

SECTION 1. TO SUBSCRIBE:  I hereby irrevocably subscribe for the number of shares of Series A Liberty Ventures Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Registration Statement relating thereto and incorporated by reference herein, receipt of which is acknowledged.  I hereby agree that if I fail to pay for the shares of Series A Liberty Ventures Common Stock for which I have subscribed, the Company may exercise any remedies available to it under law.

TO SELL:  If I have checked the box on line D, I authorize the sale of Series A Rights by the Subscription Agent according to the procedures described in the Registration Statement.

___________________________________________________

Signature(s) of Subscriber(s)

___________________________________________________

Address for delivery of Shares or certificate representing unexercised Series A Rights

If permanent change of address, check here ☐

Please give your telephone number (       )        -

Please give your email address:

SECTION 2.  TO TRANSFER SERIES A RIGHTS (pursuant to line F above):

   For value received,                    of the Series A Rights represented by this Subscription  Certificate are assigned to:

(Print full name of Assignee)

(Print full address)

(Signature of Assignee)

IMPORTANT:  The Signature must be guaranteed by: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature (name of bank or firm):

Guaranteed By (signature/title):